CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 133 to Registration Statement No. 2-75503 on Form N-1A of our reports dated February 19, 2014, relating to the financial statements and financial highlights of Great-West Funds, Inc. (the “Fund”), including Great-West Money Market Fund, Great-West Stock Index Fund, Great-West U.S. Government Mortgage Securities Fund, Great-West Bond Index Fund, Great-West S&P Small Cap 600® Index Fund, Great-West Putnam High Yield Bond Fund, Great-West Multi-Manager Large Cap Growth Fund (formerly, Great-West Janus Large Cap Growth Fund), Great-West MFS International Growth Fund, Great-West Federated Bond Fund, Great-West MFS International Value Fund, Great-West S&P 500® Index Fund, Great-West Invesco Small Cap Value Fund, Great-West Goldman Sachs Mid Cap Value Fund, Great-West Ariel Mid Cap Value Fund, Great-West Loomis Sayles Small Cap Value Fund, Great-West Loomis Sayles Bond Fund, Great-West T. Rowe Price Equity Income Fund, Great-West Small Cap Growth Fund, Great-West Short Duration Bond Fund, Great-West T. Rowe Price Mid Cap Growth Fund, Great-West Templeton Global Bond Fund, Great-West S&P Mid Cap 400® Index Fund, Great-West International Index Fund, Great-West Putnam Equity Income Fund, Great-West American Century Growth Fund, Great-West Real Estate Index Fund, Great-West Aggressive Profile I Fund, Great-West Moderately Aggressive Profile I Fund, Great-West Moderate Profile I Fund, Great-West Moderately Conservative Profile I Fund, Great-West Conservative Profile I Fund, Great-West Aggressive Profile II Fund, Great-West Moderately Aggressive Profile II Fund, Great-West Moderate Profile II Fund, Great-West Moderately Conservative Profile II Fund, Great-West Conservative Profile II Fund, Great-West Lifetime 2015 Fund I, Great-West Lifetime 2025 Fund I, Great-West Lifetime 2035 Fund I, Great-West Lifetime 2045 Fund I, Great-West Lifetime 2055 Fund I, Great-West Lifetime 2015 Fund II, Great-West Lifetime 2025 Fund II, Great-West Lifetime 2035 Fund II, Great-West Lifetime 2045 Fund II, Great-West Lifetime 2055 Fund II, Great-West Lifetime 2015 Fund III, Great-West Lifetime 2025 Fund III, Great-West Lifetime 2035 Fund III, Great-West Lifetime 2045 Fund III, Great-West Lifetime 2055 Fund III, Great-West SecureFoundation® Balanced Fund, Great-West SecureFoundation® Balanced ETF Fund, Great-West SecureFoundation® Lifetime 2015 Fund, Great-West SecureFoundation® Lifetime 2020 Fund, Great-West SecureFoundation® Lifetime 2025 Fund, Great-West SecureFoundation® Lifetime 2030 Fund, Great-West SecureFoundation® Lifetime 2035 Fund, Great-West SecureFoundation® Lifetime 2040 Fund, Great-West SecureFoundation® Lifetime 2045 Fund, Great-West SecureFoundation® Lifetime 2050 Fund, and Great-West SecureFoundation® Lifetime 2055 Fund, appearing in the corresponding Annual Report on Forms N-CSR of the Fund for the year ended December 31, 2013, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
April 29, 2014